Exhibit (d)(4)

EXECUTION VERSION

AMENDMENT NO. 1

TO

NOTE PURCHASE AND SECURITY AGREEMENT

This Amendment No. 1 to Note Purchase and Security Agreement (this “Amendment”) is entered into as of April 18, 2012, by and among COMVERGE, INC., a Delaware corporation (“Comverge”), ENERWISE GLOBAL TECHNOLOGIES, INC., a Delaware corporation (“Enerwise”), COMVERGE GIANTS, LLC, a Delaware limited liability company (“Giants”), PUBLIC ENERGY SOLUTIONS, LLC, a New Jersey limited liability company (“PES”), PUBLIC ENERGY SOLUTIONS NY, LLC, a Delaware limited liability company (“PES-NY”), CLEAN POWER MARKETS, INC., a Pennsylvania corporation (“CPM”) and ALTERNATIVE ENERGY RESOURCES, INC. a Delaware corporation (“AER”; and together with Comverge, Enerwise, Giants, PES, PES-NY and CPM, each an “Issuer” and individually, collectively, jointly and severally, as “Issuers”), the Purchasers (as defined below) party hereto and Peak Holding Corp. (“Peak”), as Note Agent (as defined below).

RECITALS

A. Issuers, the below-defined Purchasers and below-defined Note Agent entered into that certain Note Purchase and Security Agreement dated as of March 26, 2012, as modified by that certain Forbearance Agreement dated as of March 26, 2012 (the “Forbearance Agreement”) (as previously amended and as amended hereby and as the same may from time to time be further amended, modified, supplemented or restated, the “NPA”), by and among Issuers, the purchasers whose names appear on Annex A thereto (each a “Purchaser” and, collectively, the “Purchasers”), and Peak, in its capacity as agent for itself and the Purchasers (in such capacity and together with any successor or replacement agent, the “Note Agent”), pursuant to which the Purchasers agreed, subject to the terms and conditions set forth therein, to make certain loans and provide other financial accommodations to Issuers.

B. Issuers have requested that the Required Holders amend the NPA as more fully set forth herein, and the Required Holders have agreed to so amend certain provisions of the NPA, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the NPA.

2. Amendment to NPA. Clause (e) of the definition of “Excluded Account” in Section 13.1 of the NPA is hereby amended and restated in its entirety as follows: “(e) those certain Deposit Accounts, to be opened after the Effective Date in the name of Comverge and maintained as customer incentive accounts for Entergy Corporation, so long as the aggregate amount on deposit in such Deposit Accounts does not exceed $500,000 at any one time and so long as such Deposit Accounts are used solely as customer incentive accounts for Entergy Corporation”.

3. Limitation of Amendments.

3.1 The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Note Document (including, without limitation, the Forbearance Agreement), or (b) otherwise prejudice any right or remedy which the Note Agent or any Purchaser may now have or may have in the future under or in connection with any Note Document (including, without limitation, the Forbearance Agreement).

3.2 This Amendment shall be construed in connection with and as part of the Note Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Note Documents (including, without limitation, the Forbearance Agreement), except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce the Required Holders to enter into this Amendment, Issuers hereby represent and warrant to the Note Agent and the Purchasers as follows:

4.1 Each Issuer has the power and authority to execute and deliver this Amendment and to perform its obligations under the NPA and the other Note Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment;

4.2 The execution and delivery by Issuers of this Amendment and the performance by Issuers of their obligations under the NPA and the other Note Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment, have been duly authorized;

4.3 The execution and delivery by Issuers of this Amendment and the performance by Issuers of their obligations under the NPA and the other Note Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Issuers, (b) any contractual restriction with a Person binding on Issuers, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Issuers, or (d) the organizational documents of Issuers;

4.4 The execution and delivery by each Issuer of this Amendment and the performance by such Issuer of its obligations under the NPA and the other Note Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Issuer, except as already has been obtained or made; and

4.5 This Amendment has been duly executed and delivered by each Issuer and is the binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the other Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the other Note Documents merge into this Amendment and the other Note Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any facsimiled or photocopied signatures hereto, or signatures delivered by email (in .pdf format) shall be deemed original signatures hereto, all of which shall be equally valid.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to the Note Agent of this Amendment by each party hereto, (b) payment of the Note Agent’s and the Purchasers’ legal fees and expenses in connection with the negotiation and preparation of this Amendment, and (c) the truthfulness and correctness of all representations and warranties made by Issuers in Section 5 above in all material respects as of the date hereof.

8. Note Document. This Agreement constitutes a Note Document. Any breach by any Issuer of any material term, provision, covenant, agreement, representation or warranty set forth in this Agreement shall constitute an immediate Event of Default under the NPA.

9. Legend. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF MARCH 26, 2012 BY AND AMONG SILICON VALLEY BANK, GRACE BAY HOLDINGS II, LLC AND PEAK HOLDING CORP., AS NOTE AGENT, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY ISSUERS.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ISSUERS: COMVERGE, INC., a Delaware corporation

By:		/s/ David Mathieson
	Name:	David Mathieson
	Title:	Executive Vice President and Chief Financial Officer

ENERWISE GLOBAL TECHNOLOGIES, INC., a Delaware corporation

By:		/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

COMVERGE GIANTS, LLC, a Delaware limited liability company

By:		/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

PUBLIC ENERGY SOLUTIONS, LLC, a New Jersey limited liability company

By:		/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

PUBLIC ENERGY SOLUTIONS NY, LLC, a Delaware limited liability company

By:		/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

NOTE PURCHASE AND SECURITY AGREEMENT]

CLEAN POWER MARKETS, INC., a Pennsylvania corporation

By:		/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

ALTERNATIVE ENERGY RESOURCES, INC., a Delaware corporation

By:		/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

NOTE PURCHASE AND SECURITY AGREEMENT]

NOTE AGENT: PEAK HOLDING CORP.

By:		/s/ Joseph D. Zulli
	Name:	Joseph D. Zulli
	Title:	Treasurer

PURCHASERS: PEAK HOLDING CORP.

By:		/s/ Joseph D. Zulli
	Name:	Joseph D. Zulli
	Title:	Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

NOTE PURCHASE AND SECURITY AGREEMENT]